UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2020

KODIAK SCIENCES INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38682	27-0476525
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2631 Hanover Street Palo Alto, CA		94304
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 281-0850

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	KOD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On April 2, 2020 (the “Effective Date”), the Board of Directors (the “Board”) of Kodiak Sciences Inc. (the “Company”) increased the authorized size of the Board from six to seven members, creating a vacancy on the Board.

On the Effective Date, the Board appointed Charles A. Bancroft to fill the vacant Board seat and to serve as a member of the Board with an initial term expiring at the Company’s 2020 annual meeting of stockholders. In addition, the Board appointed Mr. Bancroft as a member and Chair of the Audit Committee and member of the Nominating and Corporate Governance Committee of the Board.

As of the Effective Date, Mr. Bancroft will participate in the Company’s Outside Director Compensation Policy (the “Policy”) and receive cash and equity compensation pursuant to the Policy. There are no arrangements or understandings between Mr. Bancroft and any other persons pursuant to which he was selected as a director of the Company. The Board has determined that Mr. Bancroft is independent under the Company’s Corporate Governance Guidelines, applicable U.S. Securities and Exchange Commission requirements and Nasdaq listing standards. There is no transaction involving Mr. Bancroft that requires disclosure under Item 404(a) of Regulation S-K.

In addition, Mr. Bancroft entered into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing non-employee directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KODIAK SCIENCES INC.

Date: April 3, 2020	By:	/s/ Victor Perlroth
Victor Perlroth, M.D.
Chief Executive Officer